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                               ALPHA MICROSYSTEMS
                        1993 DIRECTORS' STOCK OPTION PLAN

        1. PURPOSE

        The purpose of the Plan is to assist Alpha Microsystems in attracting and retaining talented individuals to serve as Directors of the Corporation, to provide additional compensation to non-employee directors for their services and to unify the interests of Directors and shareholders through increased Director share ownership.

        2. DEFINITIONS

        Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

           (a) "Additional Grant" shall mean any Option granted pursuant to
        Section 4(b)(ii).

           (b) "Automatic Grant Date" shall mean the date on which an Option is granted hereunder pursuant to Section 4(b).

           (c) "Board" shall mean the Board of Directors of the Corporation.

           (d) "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to
        Item I of Form 8-K required to be filed pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if:

               (i) the Corporation shall sell, transfer, or otherwise dispose of fifty percent (50%) or more of its assets and properties (calculated on the basis of book value); or

               (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than the Corporation, is or becomes the "beneficial owner"' (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

               (iii) during the period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.


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           (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (f) "Common Stock" shall mean, unless otherwise specifically provided, the common stock of the Corporation and any class of common shares into which such common stock may hereafter be converted.

           (g) "Corporation" shall mean Alpha Microsystems, a California corporation.

           (h) "Director" shall mean a person who is a member of the Board.

           (i) Disability" shall mean such physical or mental condition affecting an Optionee as determined by the Board in its sole discretion.

           (j) "Exercise Price" shall mean the price per Share of Common Stock, at which an Option may be exercised.

           (k) "Fair Market Value" shall mean the value of one (l) Share of Common Stock, determined as follows:

               (l) If the Shares are traded on an exchange or the National Market System ("NMS") of the NASDAQ System, (A) if listed on an exchange, the closing price as reported or as composite transaction on the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sales price on the date of valuation or, if no sale occurred on such date, the mean between the highest bid and lowest asked prices as of the close of business on the date of valuation, as reported on the NASDAQ System; and

               (2) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on the NASDAQ System at the close of business on the date of valuation. If the date of valuation is not a business day, the price on the last business day preceding the date of valuation shall be utilized.

           (l) "Initial Grant" shall mean any Option granted pursuant to Section 4(b) (i).

           (m) "Option" shall mean any stock option granted pursuant to the Plan.

           (n) "Option Agreement" shall mean a written stock option agreement evidencing a particular Option.

           (o) "Optionee" shall mean a Director who has received an Option.

           (p) "Plan" shall mean this Alpha Microsystems 1993 Directors' Stock Option Plan, as it may be amended from time to time.

           (q) "Phase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.


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           (r) "Share" shall mean one (l) share of Common Stock, adjusted in accordance with Section 9 of the Plan (if applicable).

        3. EFFECTIVE DATE

        The Plan was adopted by the Board effective April 14,1994, subject to the approval of the Corporation's shareholders pursuant to Section 15 hereof. The Plan shall terminate as provided in Section 8 below.

        4. PARTICIPATION

           (a) Eligibility. All Directors who are not employees of the Corporation or any subsidiary of the Corporation shall be eligible to receive automatic grants of Option.

           (b) Automatic Grants.

               (i) Initial Grant. An Option to purchase 10,000 Shares will be granted automatically to:

                   (A) each person who is a Director on the date the Plan is
               approved by the shareholders of the Company, provided such Director is not an employee of the Company and is elected to serve as a Director for the following year;

                   (B) each person who thereafter becomes a Director, as of the date he or she first becomes a director if such date is the date of an annual meeting of shareholders, or otherwise on the date of the next succeeding annual meeting of shareholders of the Company, provided that the Director is not an employee of the Company and is re-elected.

               (ii) Additional Grants. Additional Options to purchase 2,500 Shares will be granted automatically to each non-employee Director each year thereafter on the date of the Annual Meeting of Shareholders, providing that the Director is reelected to serve as a Director for the following year.

        5. OPTION TERMS

           (a) Option Price. The purchase price of each Share under each of the Options shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the Automatic Grant Date.

           (b) Period of Exercise.

               (i) Initial Grants. Options granted as of the date this Plan is approved by the Shareholders to a Director who has been a Director of the Company for at least three (3) years prior to the date such shareholder approval is obtained shall be immediately exercisable. Options granted as of the date this Plan is approved by the Shareholders to a Director who has not been a Director of the Company for at least three (3) years prior to


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           the date such shareholder approval is obtained, and Options granted upon a Director's first election to the Board, shall become exercisable a follows: (A) fifty percent (50%) on the day immediately prior to the first annual meeting of shareholders after the date of grant; (B) twenty-five percent (25%) on the day immediately prior to the second annual meeting of shareholders after the date of grant; and (C) twenty-five percent (25%) on the day immediately prior to the third annual meeting of shareholders after the date of grant. Subject to Section 5(e) each such Option shall continue to be exercisable for a period of five (5) years after the date of grant

               (ii) Additional Grants. Automatic Options granted to a Director subsequent to Initial Grants shall become exercisable as follows: (A) fifty percent (50%) on the day immediately prior to the first annual meeting of shareholders after the date of grant; (B) twenty-five percent (25%) on the day immediately prior to the second annual meeting of shareholders after the date of grant; and (C) twenty-five percent (25%) on the day immediately prior to the third annual meeting of shareholders after the date of grant Subject to Section 5(e) each such Option shall continue to be exercisable for a period of five (5) years after the date of grant.

           (c) Medium and Time of Payment. The Purchase Price shall be payable in full in United States dollars or by certified check upon the exercise of the Option; or by (i) the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or
        (ii) in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price.

           (d) Non-transferability of Options. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right hereunder, shall be null and void and, at the Corporation's option shall cause all of the Optionee's rights under the Option to terminate.

           (e) Cessation of Directorship. After a Optionee ceases to be a Director, his or her rights to exercise any unexercised Option then held by the Optionee shall be determined as provided in this Section 5(e). No Option, however, may be exercised after the Optionee ceases to be a Director except to the extent that the Option was exercisable at the time of such cessation. No Option may be exercised after its term expires or is otherwise cancelled.

               (i) Death. If an Optionee dies while he or she is an Director or having ceasing to be an Director but during the period during which he or she could have exercised the Option under this Section 5, and has not fully exercised the Option, then the Option may be exercised in full, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the


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           extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been previously exercised.

               (ii) Disability. If an Optionee ceases active service as a Director by reason of Disability, such Optionee shall have the right, to exercise the Option at any time within twelve (12) months after such cessation of employment, but only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (iii) Other Reasons. If an Optionee ceases to be a Director for any reason other than those mentioned above in subsections (i), (ii) or (iii), the Optionee shall have the right, subject to the restrictions referred to in this Section 5(e) to exercise the Option at any time within thirty (30) days following such cessation, discharge or termination, but, only to the extent that, at the date of cessation, discharge or termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

           (f) Rights as a Shareholder. No one shall have rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

           (g) Six-Month Holding Period. No Option nor any share issuable upon exercise of any Option, may be sold or otherwise disposed of prior to the date that is six (6) months and one (1) day following the Automatic Grant Date.

        6. STOCK

        The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed One Hundred Thousand (100,000). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. Whenever an Optionee's rights to exercise an Option as to any Shares shall cease for any reason before he or she has exercised such Option as to such Shares, the Option shall be deemed terminated to that extent and such Shares shall again be subject to Option under the Plan. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 9 hereof upon the occurrence of an event specified therein.

        7. STOCK OPTION AGREEMENTS

        Options shall be evidenced by written Option Agreements consistent with the terms of the Plan.


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        8. TERM OF PLAN

        Options may be granted pursuant to the Plan until the expiration of the Plan on August 27, 2003.

        9. RECAPITALIZATIONS

        Subject to any required action by shareholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

        Subject to any required action by shareholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. If the Corporation is not the surviving corporation in any merger or consolidation, then any outstanding Options shall be fully vested and exercisable until five days prior to such merger or consolidation (but shall terminate thereafter) unless provisions are made in connection with such transaction for the continuance of the Plan or the assumption or the substitution for outstanding Options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and land of shares and prices. A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.

        Except as expressly provided in this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option

        The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        10. SECURITIES LAW REQUIREMENTS

        (a) Securities Act Requirements. No Option granted pursuant to this Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any Shares subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements) as it may be in effect at that time.


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        As a condition to the issuance of any Shares upon exercise of an Option under this Plan, the Company may require the Optionee to furnish written representation that he or she is acquiring the shares for investment and not with a view to distribution to the public. Such representations shall be required in cases where, in the opinion of the Company, they are necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933, and any shareholder who gives such representation shall be released from it at such a time as the shares to which it applies are registered pursuant to the Securities Act of 1933.

        (b) Listing and Regulatory Requirements. Each Option shall be subject to the further requirements that, if at any time the Company shall determine in its discretion that the listing or qualification of the shares of stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        (c) Section 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.

        11. CHANGE IN CONTROL

        In the event any Change in Control of the Corporation should occur, then the exercise dates of all Options granted pursuant to this Plan shall automatically accelerate and all Options granted pursuant to this Plan shall become exercisable in full, notwithstanding any other provision of this Plan or of any outstanding Options granted hereunder.

        Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Sections 5(b) and 5(e) of this Plan.

        12. APPLICATION OF FUNDS

        The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

        13. APPROVAL OF SHAREHOLDERS

        The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first annual meeting of shareholders of the Corporation following the adoption of the Plan, and in no event later than August 27, 1994.


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        14. AMENDMENT

        The Board may amend, suspend, alter or terminate this Plan at any time; provided, however, as follows:

           (a) Unless required by applicable law, rule or regulation, the Board shall not amend the Plan in the following respects without approval of the amendment by a majority of the vote cast at a duly held shareholders meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the amendment

               (i)   to reduce the Exercise Price;

               (ii) to increase the maximum number of shares subject to Options (except pursuant to the provisions of the Plan providing for adjustments upon the occurrence of certain events);

               (iii) to change the persons who may receive the Options pursuant to the Plan, the date on which such Options shall be granted, or the number of shares which shall be subject to each Initial Grant or Additional Grant; or

               (iv) to extend the maximum period during which the Options may be exercised or to extend the term of the Plan.

           (b) Unless required by applicable law, rule or regulation, no amendment of the Plan or any Option shall, without the consent of the Optionee holding such affected Option, be permitted if such amendment would affect in a material and adverse manner an Option granted prior to the date of such amendment; and

           (c) The provisions of this Plan may not be amended more than one time during any six-month period except for any amendments to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

           15. EXECUTION

           To record the adoption of the Plan by the Board on April 14, 1994, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.


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                            ALPHA MICROSYSTEMS, a California
                            corporation

                            By:     /s/DOUGLAS J. TULLIO
                            Name:   Douglas J. Tullio
                            Title:  President and Chief Executive Officer

                            By:     /s/JOHN F. GLADE
                            Name:   John F. Glade
                            Title:  Vice President, Engineering
                                    & Mfg. and Secretary
[Seal]


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